SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                        Delta Woodside Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials:

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[_]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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________________________________________________________________________________

                         DELTA WOODSIDE INDUSTRIES, INC.
                              700 NORTH WOODS DRIVE
                       FOUNTAIN INN, SOUTH CAROLINA 29644
                            TELEPHONE (864) 255-4100

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                NOVEMBER 1, 2005

TO OUR SHAREHOLDERS:

         Notice is hereby given that the Annual Meeting of Shareholders of Delta Woodside Industries, Inc., a South Carolina corporation ("Delta Woodside"), will be held at The Poinsett Club, (Palmetto Room), 807 East Washington St., Greenville, South Carolina, 29601 on Tuesday, November 1, 2005, at 10:00 a.m., local time, for the following purposes:

     1. To elect seven directors to serve until the next annual meeting of shareholders of Delta Woodside or until their successors have been duly elected and qualified;

     2. To vote on the ratification of the appointment of KPMG LLP as independent auditors for Delta Woodside for fiscal year 2006; and

     3. To act on such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

         The board of directors of Delta Woodside recommends that shareholders vote FOR the nominees for director listed in the Delta Woodside proxy statement enclosed with this notice and FOR approval of proposal number 2 above.

         Delta Woodside has fixed the close of business on September 14, 2005 as the record date for the determination of the shareholders of Delta Woodside entitled to receive notice of and to vote at the Annual Meeting. Only shareholders of record of Delta Woodside at the close of business on September 14, 2005 will be entitled to vote at the Annual Meeting and any adjournment or adjournments thereof.

         Whether or not you expect to be present at the Annual Meeting, please complete, date and sign the enclosed form of proxy and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States.


                                            By Order of the board of directors,

                                            /s/ W. H. Hardman, Jr.
                                            W. H. Hardman, Jr.,
October 11, 2005                            Secretary

                         DELTA WOODSIDE INDUSTRIES, INC.
                              700 North Woods Drive
                       Fountain Inn, South Carolina 29644
                            Telephone (864) 255-4100

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                NOVEMBER 1, 2005

     This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Delta Woodside Industries, Inc., a South Carolina corporation ("Delta Woodside" or the "Company"), to be voted at the 2005 Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held at The Poinsett Club, (Palmetto Room), 807 East Washington St., Greenville, South Carolina, 29601 at 10:00 a.m. on Tuesday, November 1, 2005. The approximate date of mailing this Proxy Statement and the accompanying proxy is October 12, 2005.

     Only shareholders of record at the close of business on September 14, 2005 are entitled to receive notice of and to vote at the Annual Meeting. As of such date, there were outstanding 6,015,182shares of common stock, $.01 par value (the only voting securities), of the Company. Each share is entitled to one vote.

     Each shareholder described above will be sent this Proxy Statement, the accompanying Notice of Annual Meeting and a proxy card. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked by (i) delivery to the Secretary of the Company, at or before the Annual Meeting, of a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Annual Meeting or (iii) attending the Annual Meeting and giving notice of revocation to the Secretary of the Company or in open meeting prior to the proxy being voted (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to: Delta Woodside Industries, Inc., 700 North Woods Drive, Fountain Inn, South Carolina 29644, Attention: Secretary.

     All shares represented by valid proxies received pursuant to the solicitation and prior to voting at the meeting and not revoked before they are exercised will be voted. If a choice is specified with respect to any matter to be acted upon, the shares will be voted in accordance with such specification. If no contrary instructions are indicated, all shares represented by a proxy will be voted (1) FOR election to the board of directors of the nominees described herein, and (2) FOR ratification of the appointment of KPMG LLP as independent auditors for the Company for fiscal year 2006, and in the discretion of the proxy holders as to all other matters that may properly come before the Annual Meeting.

     The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of common stock at September 14, 2005 is necessary to constitute a quorum at the Annual Meeting. Directors will be elected by a plurality of the votes cast at the Annual Meeting. Shareholders do not have the right to cumulate their votes in the election of directors. Shareholders do not have any dissenters' rights or appraisal rights with respect to any matter described in this proxy statement. Abstentions or broker non-votes will count as shares present at the annual meeting in determining whether a quorum is present. Abstentions and broker non-votes will otherwise have no effect on the matters to be voted on at the Annual Meeting.

                                     ITEM 1
                              ELECTION OF DIRECTORS

     The by-laws of the Company provide that the number of directors to be elected at any meeting of shareholders may be determined by our board of directors. The board has determined that seven directors shall be elected at the Annual Meeting. Shareholders do not have the right to cumulate their votes in the election of directors.

     The following seven persons are nominees for election as directors at the Annual Meeting to serve until the next annual meeting of shareholders of the Company or until their successors are duly elected and qualified. Unless authority to vote at the election of directors is withheld, it is the intention of the persons named in the enclosed form of proxy to nominate and vote for the persons named below, all of whom are currently directors of the Company. Except as otherwise noted below, the business address of each nominee is Delta Woodside Industries, Inc., 700 North Woods Drive, Fountain Inn, South Carolina 29644. Each such person is a citizen of the United States. There are no family relationships among the directors and the executive officers of the Company.

     Management of the Company believes that all of the nominees will be available and able to serve as directors, but in the event any nominee is not available or able to serve, the shares represented by the proxies will be voted for such substitute as shall be designated by the board of directors. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED BELOW.

                                                                                                          DIRECTOR
NAME AND AGE                    PRINCIPAL OCCUPATION                           BOARD COMMITTEES            SINCE +

William F. Garrett (65)         President & Chief Executive Officer                  None                   1998
                                of the Company
                                Fountain Inn, South Carolina

J. Patrick Danahy (61)          Vice President of Manufacturing
                                of Delta Mills                                       None                   2003
                                Fountain Inn, South Carolina

C.C. Guy (72) *                 Retired Businessman                             Audit (chair)               1984
                                Shelby, North Carolina                           Compensation

Michael R. Harmon (58)*         Consultant and Real Estate Investor                 Audit                   2003
                                Cornelius, North Carolina                        Compensation
                                                                             Compensation Grants

Dr. Max Lennon (65) *           President, Education                                Audit                   1986
                                & Research Services                              Compensation
                                Mars Hill, North Carolina                Compensation Grants (chair)
                                                                        Nominating/Governance (chair)

E. Erwin Maddrey, II (64) *     President, Maddrey & Associates                  Compensation               1984
                                Greenville, South Carolina                  Nominating/Governance

Buck A. Mickel (49) *           President & Chief Executive Officer          Compensation (chair)           1984
                                RSI Holdings, Inc.                          Nominating/Governance
                                Greenville, South Carolina

* Independent within the meaning of AMEX Rule 121A as determined by our board of directors.
+ Includes service as  a director of the Company's  predecessor by merger, Delta
  Woodside Industries, Inc., a Delaware corporation ("Old Delta Woodside"), or any predecessor company to Old Delta Woodside.

BIOGRAPHICAL INFORMATION ABOUT DIRECTOR NOMINEES

     William F. Garrett served as a divisional Vice President of J. P. Stevens & Company, Inc. from 1982 to 1984, and as a divisional President of J. P. Stevens & Company, Inc. from 1984 until 1986, at which time the Delta Mills Marketing Company division was acquired by a predecessor of Old Delta Woodside. From 1986 until June 2000 he served as the President of Delta Mills Marketing Company, a division of a subsidiary of the Company. Mr. Garrett became President and Chief Executive Officer of the Company in June 2000. Mr. Garrett is also a director of Delta Apparel, Inc. ("Delta Apparel").

     J. Patrick Danahy was employed by Cone Mills Corporation in several manufacturing and executive positions from 1971 until 1999, most recently as the President and Chief Executive Officer from 1991 to 1999. He was the President of Cone Finishing from 1981 until 1990. From 1971 until 1981, he held various general manager and staff positions in the manufacturing plants and corporate offices of Cone Mills. In 1999, he became a founder and Chairman of Blue Bolt network, a commercial interiors software company, until its sale in May 2002. He is currently the Vice President of Manufacturing for the Company's Delta Mills operation.

     C.C. Guy served as Chairman of the board of Old Delta Woodside or its predecessors from the founding of Old Delta Woodside's predecessors in 1984 until November 1989. Since before the November 15, 1989 merger (which we refer to as the "RSI Merger") of Old Delta Woodside into RSI Corporation, a South Carolina corporation which changed its name to Delta Woodside Industries, Inc. and is now Delta Woodside, he has been a director of RSI Holdings, Inc., and from before the RSI Merger until January 1995 he also served as President of RSI Holdings, Inc. RSI Holdings, Inc. until 1992 was engaged in the sale of outdoor power equipment, until 1994 was engaged in the sale of turf care products, until January 2000 was engaged in the consumer finance business and currently is engaged in the business of providing temporary labor primarily to manufacturing concerns in the Southeastern United States. Prior to November 15, 1989, RSI Holdings, Inc. was a subsidiary of RSI Corporation. Mr. Guy served from October 1979 until November 1989 as President, Treasurer and a director of RSI Corporation. Prior to the RSI Merger, RSI Corporation owned approximately 40% of the outstanding shares of common stock of Old Delta Woodside and, among other matters, was engaged in the office supply business, as well as the businesses of selling outdoor power equipment and turf care products. Mr. Guy also serves as a director of Delta Apparel.

     Michael R. Harmon is a managing director of Private Capital Corporation, a financial consulting firm. In addition, Mr. Harmon is President of Harbor Consulting, LLC (a managing consulting firm) and Harbor Capital, LLC (an investment firm). Mr. Harmon was President and Chief Financial Officer of Pillowtex Corporation, a home furnishings supplier, from March to December 2003 and was its Executive Vice President and Chief Financial Officer from March 2001 to March 2003. Mr. Harmon joined Pillowtex in 2001 after it had entered into bankruptcy under Chapter 11 of the federal bankruptcy code (from which it emerged in May 2002) and was promoted to President in March 2003 by the Board of Directors to lead efforts to sell Pillowtex. Pillowtex entered into bankruptcy again in July 2003, and the Company believes the process of Pillowtex's liquidation is complete. Prior to joining Pillowtex, Mr. Harmon was Executive Vice President and Chief Financial Officer of Galey & Lord, Inc., a textile manufacturer, from 1991 to January 2001 and was its Financial Vice President from 1988 to 1991. Galey & Lord, Inc. filed a petition for bankruptcy under Chapter 11 of the federal bankruptcy code in February 2002, emerged from bankruptcy, reentered bankruptcy, and, the Company believes, was sold to Patriarch Partners, a New York based financial company, in November of 2004. Mr. Harmon worked for Burlington Industries, Inc., an apparel fabric manufacturer, in various accounting and financial capacities from 1970 to 1988.

     Dr. Max Lennon was President of Clemson University from March 1986 until August 1994. He was President and Chief Executive Officer of Eastern Foods, Inc., which was engaged in the business of manufacturing and distributing food products, from August 1994 until March 1996. He served as President of Mars Hill College from March 1996 until January 2002. He is currently the President of Education & Research Services, a non-profit organization that financially supports projects that improve education and have the potential to improve the economy. He also serves as a director of Delta Apparel and Duke Power Company.

     E. Erwin Maddrey, II was President and Chief Executive Officer of Old Delta Woodside or its predecessors from the founding of Old Delta Woodside's predecessors in 1984 until the RSI Merger and he served in these positions with Delta Woodside from the RSI Merger until June 2000. He is currently the President of Maddrey & Associates, which oversees its investments and provides consulting services. He also serves as a director of Delta Apparel, Kemet Corporation, Blue Cross Blue Shield of South Carolina, and Renfro Corporation.

     Buck A. Mickel held various officer positions with Old Delta Woodside or its predecessors from the founding of Old Delta Woodside's predecessors until November 1989. He served as Vice President and a director of RSI Holdings, Inc. from before the RSI Merger until January 1995 and as Vice President of RSI Holdings, Inc. from September 1996 until July 1998 and has served as President, Chief Executive Officer and a director of RSI Holdings, Inc. from July 1998 to the present. He served as Vice President of RSI Corporation from October 1983 until November 1989. Mr. Mickel also serves as a director of Delta Apparel.

     The Company's directors hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.

BOARD AND COMMITTEE MEETINGS

     Our board of directors met physically or by telephone 14 times during the fiscal year ended July 2, 2005. The Compensation Committee met 7 times, the Compensation Grants Committee met 1 time, and the Audit Committee met 5 times. The Nominating and Corporate Governance Committee met 1 time subsequent to July 2, 2005 for the purpose of conducting committee business respecting fiscal year 2005. Each director attended or participated in at least 75 percent of the meetings of the board and of any committee of which he was a member.

COMMITTEES OF THE BOARD OF DIRECTORS

     Our board of directors has standing audit, compensation, compensation grants and nominating and corporate governance committees. The compensation grants committee does not have a written charter. The charters for the other committees are posted on the Company's web site at www.deltawoodside.com. While the Company is not listed on AMEX or any other exchange, our standing committee charters require that all members of these standing committees be "independent" within the meaning of AMEX Rule 121A as determined by our board of directors

     AUDIT COMMITTEE. Our Audit Committee serves as an independent and objective party to oversee the financial and reporting processes of our Company, the audits of the financial statements of our Company and our Company's internal control system. Our Audit Committee appoints (subject to shareholder ratification), evaluates, and, when appropriate, replaces the registered public accounting firm or "outside auditors" engaged to audit our financial statements and perform other audit, review, or attest services for our Company, determines the compensation and other terms of engagement of our outside auditors, and oversees their work. The outside auditors report directly to our Audit Committee. Our Audit Committee also oversees the internal audit function of our Company. In addition, our Audit Committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

     After considering relationships between each member of the Audit Committee and our Company and our subsidiaries and reviewing the qualifications of the members of the Audit Committee, our board of directors has determined that all current members of the Audit Committee are "independent" as that term is defined in Section 10A of the Securities Exchange Act of 1934, as amended, Rule 10A-3(b)(1) promulgated thereunder and AMEX Rule 121A. Furthermore, our board of directors has determined that all current members of the Audit Committee qualify as audit committee financial experts, as defined in Item 401(h) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

     COMPENSATION COMMITTEE. Our Compensation Committee assists our board in fulfilling its oversight responsibilities relating to senior executive and director compensation. The Compensation Committee generally (i) oversees the development and implementation of the compensation policies, strategies, plans, and programs for the Company's directors and executive officers; (ii) reviews and determines the compensation of the executive officers of the Company (except for those components of compensation handled by the Compensation Grants Committee); and (iii) oversees the selection and performance of the Company's executive officers and succession planning for key members of the Company's management.

     COMPENSATION GRANTS COMMITTEE. The Compensation Grants Committee is comprised of members of the Compensation Committee who are also "outside directors" within the meaning of IRS Regulation 1.162-27(e)(3) for purposes of

Section 162(m) of the Internal Revenue Code. Section 162(m) limits the deductibility to the Company of executive compensation in certain circumstances. There are exceptions to these limitations for certain performance based compensation approved by a committee of two or more "outside directors." The Compensation Grants Committee grants awards under the Company's stock compensation plans and awards under bonus plans intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code.

     NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. The Nominating and Corporate Governance Committee generally (i) recommends to the board criteria for board and committee membership; (ii) identifies individuals qualified to become board members, consistent with criteria approved by the board, and recommends to the board proposed nominees for election to the board and for membership on committees of the board; (iii) makes recommendations to the board regarding proposals and nominees for director submitted by shareholders of the Company; and (iv) makes recommendations to the board regarding corporate governance matters and practices.

NOMINATIONS PROCESS AND POLICY

     The process for identifying and evaluating nominees for director, including nominees recommended by shareholders, involves compiling names of potentially eligible candidates, evaluating candidates' qualifications, conducting interviews with candidates, and meeting to consider and recommend final candidates to the board of directors. The Nominating and Corporate Governance Committee will consider director nominees recommended by holders of our common stock, and there is no difference in the manner in which our Nominating and Corporate Governance Committee evaluates nominees for directors who are recommended by a shareholder and nominees who are selected by our Company.

     The Nominating and Corporate Governance Committee is authorized to retain (and terminate) search firms to assist it in identifying candidates to serve as directors of the Company and has sole authority to approve the fees payable to such search firm and other terms of their retention. The Nominating and Corporate Governance Committee does not currently retain the services of any director search firm to assist in identifying and evaluating director candidates for its consideration, although it may do so from time to time in the future. Accordingly, no fees have been paid to a search firm in the past fiscal year.

     Our director nominations policy is posted on our web site at www.deltawoodside.com. At a minimum, a nominee for our board must (i) be over 21 years of age at the time of election; (ii) have experience in a position with a high degree of responsibility in a business or other organization; (iii) be able to read and understand basic financial statements; (iv) possess integrity and have high moral character; (v) be willing to apply sound, independent business judgment; and (vi) have sufficient time to devote to the Company. It is our policy for our Nominating and Corporate Governance Committee to also consider the following criteria when evaluating candidates to be nominated for director who meet the minimum qualifications described above:

     (a) whether the potential nominee has leadership, strategic, or policy setting experience in a complex organization, including any governmental, educational, or other non-profit organization;
     (b) whether the potential nominee has experience and expertise that is relevant to the Company's business, including any specialized business experience, technical expertise, or other specialized skills, and whether the potential nominee has knowledge regarding issues affecting the Company;
     (c) whether the potential nominee is highly accomplished in his or her respective field;
     (d) in light of the relationship of the Company's business to the textile and apparel industries, whether the potential nominee has received any awards or honors from any industry groups or associations or other relevant professional associations or actively participates in any such groups or associations;
     (e) whether the addition of the potential nominee to our board would assist the board in achieving a mix of board members that represents a diversity of background and experience, including diversity with respect to age, gender, national origin, race, and competencies;
     (f) whether the potential nominee has high ethical character and a reputation for honesty, integrity, and sound business judgment;
     (g) whether the potential nominee is independent, as defined by AMEX listing standards, whether he or she is free of any conflict of interest or the appearance of any conflict of interest with the best interests of the Company and its shareholders, and whether he or she is willing and able to represent the interests of all shareholders of the Company;

     (h) whether the potential nominee is financially sophisticated, as defined by AMEX listing standards, or qualifies as an "audit committee financial expert," as defined by SEC rules and regulations; and
     (i) any factor affecting the ability or willingness of the potential nominee to devote sufficient time to board activities and to enhance his or her understanding of the Company's business.

     In determining whether to re-nominate an incumbent director, it is our policy that our Nominating and Corporate Governance Committee review and consider the incumbent director's service to the Company during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company, in deciding whether to nominate such incumbent director for re-election.

     If a shareholder desires to recommend one or more director nominees to the Nominating and Corporate Governance Committee for nomination by the Company, the shareholder must provide the Company with the following information in writing:

     (a) the name, telephone number, and address of the nominating shareholder and the name(s), telephone number(s), and address(es) of his or her nominee(s);
     (b) biographical information regarding each nominee, including each nominee's employment and other relevant experience; and
     (c) the written consent of each nominee to serve as a director of the Company.

     Any director candidate recommendation materials are to be sent to 700 North Woods Drive, Fountain Inn, South Carolina 29644, Telephone (864) 255-4100, attention: William H. Hardman, Jr., Secretary. Director candidate recommendations may be submitted at any time; however, the Nominating and Corporate Governance Committee is not required to consider shareholder nominees for a given annual meeting of shareholders unless the written notice is received no later than 120 days prior to the first anniversary of the date of the Company's proxy statement for the previous year's annual meeting. Thus, shareholder recommendations for nominees to be considered at the 2006 annual meeting of shareholders must be received no later than June 12, 2006.

     If a shareholder desires to actually nominate one or more director candidates himself or herself, the shareholder must send a nomination in writing to the Company, which must be received by the Company at its principal executive offices no later than (i) 120 days prior to the first anniversary of the last annual meeting if the election is to take place at an annual meeting of shareholders or (ii) the close of business on the tenth day after notice of the meeting is first given to shareholders if the election is to take place at a special meeting of the shareholders. The written nomination must include:

     (a) the name and address of the nominating shareholder and the name(s) and address(es) of his or her nominee(s),
     (b) the number of shares held by the nominator as of the record date of the meeting and as of the date of the notice, the name in which these shares are registered and a representation that the nominator intends to appear in person or by proxy at the meting to nominate his or her nominees,
     (c) a description of all arrangements between the nominator, his or her nominee(s) and any other person relating to the nomination,
     (d) the same information about the nominee(s) that the Company would be required to include in a proxy statement under the Securities and Exchange Commission's proxy rules if the Company were making the nomination,
     (e) the written consent of each nominee to serve as a director of the Company, and
     (f)  any other information the Company may reasonably request.

Shareholders must also comply with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules promulgated thereunder in making director nominations. Copies of the Company's bylaws may be obtained by writing or calling the Company at 700 North Woods Drive, Fountain Inn, South Carolina 29644, Telephone (864) 255-4100, attention: William H. Hardman, Jr., Secretary.

COMMUNICATING WITH THE BOARD OF DIRECTORS

     It is the policy of our board of directors to encourage communications to the board of directors and/or its members from our shareholders. All such communications shall be in written form, addressed to the board of directors or to one or more individual members of the board of directors, and sent to 700 North Woods Drive, Fountain Inn, South Carolina 29644, Telephone (864) 255-4100, Fax (864) 255-4165, e-mail bill.hardman@deltamills.com attention: William H. Hardman, Secretary. Such communications will be reviewed by our Secretary, who shall remove communications relating to solicitations, junk mail, customer service concerns and the like. All other shareholder communications shall be promptly forwarded to the applicable member(s) of our board of directors or to the entire board of directors, as requested in the shareholder communication.

DIRECTOR ATTENDANCE AT SHAREHOLDER MEETINGS

       All of the Company's directors and nominees for election are expected to attend all shareholders' meetings except in cases of extraordinary circumstances. All directors then in office attended the 2004 annual meeting of shareholders.

CODE OF ETHICS

     The Company has adopted a code of ethics that applies to its chief executive officer, its chief financial officer and its controller. A copy of this code of ethics is posted on the Company's web site at www.deltawoodside.com. The Company will disclose any amendment to, or any waiver of, any provision of its code of ethics that is required to be included in the code by Item 406 of Regulation S-K promulgated under the Exchange Act that applies to the Company's chief executive officer, chief financial officer or controller by posting such information on its web site.

                    STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS
                                 AND MANAGEMENT

     The following table sets forth certain information as of September 14, 2005, regarding the beneficial ownership of the Company's common stock by (i) persons beneficially owning more than five percent of the common stock, (ii) the directors, (iii) the executive officers named in the Summary Compensation Table under "Management Compensation", and (iv) all current directors and executive officers as a group. Unless otherwise stated in the notes to the table, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.


                                     SHARES
                                  BENEFICIALLY
BENEFICIAL OWNER                                                  OWNED                         PERCENTAGE

Towle & Co. (1)                                                 779,150                              12.9%
12855 Flushing Meadow Drive
St. Louis, MO 63131

Franklin Resources, Inc. (2)                                    555,000                               9.2%
Franklin Advisory Services, LLC.
Charles B. Johnson
Rupert H. Johnson, Jr.
One Franklin Parkway
San Mateo, CA  94403

Aegis Financial Corporation (3)                                 516,149                               8.6%
William S. Berno
Paul Gambal
Scott L. Barbee
1100 North Glebe Road, Suite 1040
Arlington, VA  22201

Dimensional Fund Advisors Inc. (4)                              410,842                               6.8%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

E. Erwin Maddrey, II (5)                                        883,700                              14.7%
233 North Main Street, Suite 200
Greenville, SC  29601

Bettis C. Rainsford (6)                                         679,484                              11.3%
108-1/2 Courthouse Square
Post Office Box 388
Edgefield, SC  29824

Buck A. Mickel (7) (8)                                          441,886                               7.3%
Post Office Box 6721
Greenville, SC  29606

Micco Corporation (8)                                           310,158                               5.2%
Post Office Box 795
Greenville, SC  29602

Minor M. Shaw (8) (9)                                           404,088                               6.7%
Post Office Box 795
Greenville, SC  29602

                                       8

Charles C. Mickel (8) (10)                                      402,351                               6.7%
Post Office Box 6721
Greenville, SC  29606

J. Patrick Danahy (11)                                            2,611                               (19)

William F. Garrett (12)                                         302,460                               5.0%

C. C. Guy (13)                                                   19,467                               (19)

Michael R. Harmon (14)                                            9,437                               (19)

Max Lennon (15)                                                  24,117                               (19)

William H. Hardman, Jr. (16)                                     32,927                               (19)

Donald C. Walker (17)                                            23,997                               (19)

All current directors and executive officers
as a group (9 Persons) (18)                                   1,740,582                              28.9%
-----------------------------------------

     (1) This information is based on a Schedule 13D filed on April 6,2004 and on Schedule 13F-HR filed on July 19, 2005 with the Securities and Exchange Commission by Towle & Co. ("Towle") with respect to the Company's common stock. Towle reported that it had sole voting and dispositive power with respect to 276,850 of the shares shown and no voting power but shared dispositive power as to 502,300 of the shares shown.

     (2) This information is based on a Schedule 13G/A filed on February 14, 2005 with the Securities and Exchange Commission by Franklin Resources, Inc. ("FRI") with respect to the Company's common stock. In the Schedule 13G/A, FRI reported that, with respect to the Company's common stock, the shares shown in the table above were beneficially owned by one or more closed-end investment companies or other managed accounts that are advised by one or more direct and indirect investment advisory subsidiaries of FRI. The Schedule 13G/A reported that the investment advisory subsidiary(ies) have investment and/or voting power over the securities owned by their investment advisory clients. Accordingly, such subsidiary(ies) may be deemed to be the beneficial owner of the shares shown in the table. The Schedule 13G/A reported that Charles B. Johnson and Rupert H. Johnson, Jr. (the "FRI Principal Shareholders") (each of whom has the same business address as FRI) each own in excess of 10% of the outstanding common stock and are the principal shareholders of FRI and may be deemed to be the beneficial owners of securities held by persons and entities advised by FRI subsidiaries. The Schedule 13G/A reported that one of the investment advisory subsidiaries, Franklin Advisory Services, LLC (whose address is One Parker Plaza, Sixteenth Floor, Fort Lee, New Jersey 07024), has sole voting and dispositive power with respect to all of the shares shown. FRI, the FRI Principal Shareholders and the investment advisory subsidiaries disclaim any economic interest or beneficial ownership in the shares shown in the table above and indicate that they are of the view that they are not acting as a "group" for purposes of the Securities Exchange Act of 1934, as amended.

     (3) This information is based on a Schedule 13G/A filed on February 14, 2005 with the Securities and Exchange Commission by Aegis Financial Corporation ("Aegis") with respect to the Company's common stock. In the Schedule 13G/A, Aegis reported that, with respect to the Company's common stock, the shares shown in the table above were beneficially owned by Aegis, William S. Berno ("Berno"), Paul Gambal ("Gambal") and Scott L. Barbee ("Barbee"). The Schedule 13G/A reported that Mr. Gambal holds sole investment and voting power as to 11,250 shares and Mr. Barbee holds sole investment and voting power as to 42,000 shares.

     (4) This information is based on a Schedule 13G/A filed on February 9, 2005 with the Securities and Exchange Commission by Dimensional Fund Advisors Inc. ("Dimensional") with respect to the Company's common stock. Dimensional reported that it had sole voting power and sole dispositive power with respect to all of the shares shown. The amendment reports that Dimensional furnishes investment advice to four investment companies and serves as investment manager to certain other investment vehicles, including commingled group trusts and separate accounts, that all of the shares of the Company's common stock were owned by such investment companies or investment vehicles, that Dimensional disclaims beneficial ownership of such securities and that, to the knowledge of Dimensional, no such investment company or investment vehicle client owned more than 5% of the outstanding shares of the Company's common stock.

     (5) Mr. Maddrey is a director of the Company and was its President and Chief Executive Officer until June 2000. The number of shares shown as beneficially owned by Mr. Maddrey includes 107,867 shares held by the E. Erwin and Nancy B. Maddrey, II Foundation, a charitable trust, as to which shares Mr. Maddrey holds sole voting and investment power but disclaims beneficial ownership.

     (6) This information is based on a Form 4 filed by Mr. Rainsford on March 2, 2001 with the Securities and Exchange Commission with respect to the Company's common stock. Mr. Rainsford was a director of the Company until September 14, 2000 and until October 1, 1999 was the Executive Vice President, Treasurer and Chief Financial Officer of the Company.

     (7) Buck A. Mickel is a director of the Company. The number of shares shown as beneficially owned by Mr. Mickel includes 187,245 shares directly owned by him, 717 shares held by him as custodian for a minor and all of the 310,158 shares owned by Micco Corporation. Mr. Mickel disclaims beneficial ownership of the shares held by him as custodian for a minor and two-thirds of the shares owned by Micco Corporation. See Note (8).

     (8) Micco Corporation owns 310,158 shares of the Company's common stock. The shares of common stock of Micco Corporation are owned in equal parts by Buck
A. Mickel (a director of the Company), Minor M. Shaw and Charles C. Mickel, who are also officers and directors of Micco Corporation. Buck A. Mickel, Minor M. Shaw and Charles C. Mickel are siblings. Each of the three siblings disclaims beneficial ownership of two-thirds of the shares of the Company's common stock owned by Micco Corporation. See Notes (7), (9) and (10).

      (9) The number of shares shown as beneficially owned by Minor M. Shaw includes 93,674 shares owned by her directly, approximately 256 shares beneficially owned by her husband through an individual retirement account, and all of the 310,158 shares owned by Micco Corporation. Ms. Shaw disclaims beneficial ownership of the shares owned by her husband and two-thirds of the shares owned by Micco Corporation. See Note (8).

     (10) The number of shares shown as beneficially owned by Charles C. Mickel includes 91,291 shares owned by him directly, 877 shares owned by him as custodian for his children, 25 shares owned by his wife and all of the 310,158 shares owned by Micco Corporation. Charles C. Mickel disclaims beneficial ownership of the shares owned by his wife, the shares owned by him as a custodian for his children and two-thirds of the shares owned by Micco Corporation. See Note (8).

     (11) J. Patrick Danahy is a director of the Company. The number of shares shown as beneficially owned by Mr. Danahy includes 2,000 shares issued under the Company's 2004 Stock Plan that remain subject to forfeiture restrictions.

     (12) William F. Garrett is President and Chief Executive Officer and a director of the Company. The number of shares shown as beneficially owned by Mr. Garrett includes 14,400 shares issued under the Company's 2004 Stock Plan that remain subject to forfeiture restrictions and 168,750 shares underlying options that are currently exercisable or will become exercisable within 60 days of September 14, 2005.

     (13) C. C. Guy is a director of the Company. The number of shares shown as beneficially owned by Mr. Guy includes 1,242 shares owned by his wife, as to which shares Mr. Guy disclaims beneficial ownership.

     (14) Michael R. Harmon is a director of the Company.

     (15) Dr. Lennon is a director of the Company.

     (16) William H. Hardman, Jr. is Executive Vice President, Treasurer, Secretary and Chief Financial Officer, Secretary and Treasurer of the Company. The number of shares shown as beneficially owned by Mr. Hardman includes 2,000 shares issued under the Company's 2004 Stock Plan that remain subject to forfeiture restrictions and 16,666 shares underlying options that are currently exercisable or will become exercisable within 60 days of September 14, 2005.

     (17) Donald C. Walker is Executive Vice President of Operations and Assistant Secretary of the Company. The number of shares shown as beneficially owned by Mr. Walker includes 2,000 shares issued under the Company's 2004 Stock Plan that remain subject to forfeiture restrictions and 12,500 shares underlying options that are currently exercisable or will become exercisable within 60 days of September 14, 2005.

     (18) Includes all shares deemed to be beneficially owned by any current director or executive officer, including 30,668 shares issued under the 2004 Stock Plan that remain subject to forfeiture restrictions and 197,916 shares underlying options that are currently exercisable or will become exercisable within 60 days of September 14, 2005.

     (19) Less than one percent.


                               EXECUTIVE OFFICERS

     The following provides certain information regarding the current executive officers of the Company.

NAME AND AGE                  POSITION

William F. Garrett (65)       President and Chief Executive Officer (1)


William H. Hardman, Jr. (64)  Executive Vice President, Chief Financial Officer,
                              Secretary and Treasurer (2)

Donald C. Walker (61)         Executive Vice President of Operations
                              and Assistant Secretary (3)

     (1) See information under "Election of directors."

     (2) William H. Hardman, Jr. was Vice President of Administration for Delta Mills Marketing Company, a division of a subsidiary of the Company, from 1986 until June of 2000 when he was elected Vice President, Chief Financial Officer, Secretary and Treasurer of the Company. Mr. Hardman was elected Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company on January 27, 2005 at which time he resigned as principal operating officer of the Company.

     (3) Donald C. Walker was Controller of Delta Mills Marketing Company, a division of a subsidiary of the Company, from 1987 until June 2000 when he was elected Vice President, Controller and Assistant Secretary of the Company. Mr. Walker was elected Executive Vice President of Operations (principal operating officer) and Assistant Secretary on January 27, 2005 at which time he resigned as Controller of the Company.

     The Company's executive officers are appointed by the board of directors and serve at the pleasure of the board.

                             MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information for the fiscal years ended July 2, 2005, July 3, 2004 and June 28, 2003 respecting the compensation earned by the current Chief Executive Officer and the other current executive officers who earned salary and bonus in fiscal year 2005 in excess of $100,000. All of these persons are referred to collectively as the "Named Executives."

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                            ANNUAL COMPENSATION             COMPENSATION
                                    ------------------------------------  -----------------
                                                                               AWARDS
                                                                          -----------------
                                                               OTHER                          ALL
                                                              ANNUAL       RESTRICTED        OTHER
                                                              COMPEN-         STOCK         COMPEN-
NAME AND                              SALARY      BONUS       SATION         AWARDS         SATION
PRINCIPAL POSITION           YEAR     ($)(A)    ($)(A)(B)     ($)(C)           ($)            ($)
------------------------------------------------------------------------------------------------------------

William F. Garrett           2005      566,562    150,000(d)     81,417               0        63,295(f)(i)
   President & Chief         2004      647,500    150,000(d)     90,172         114,480(e)    103,188
   Executive Officer         2003      624,519    150,000(d)    107,563               0       111,332

William H. Hardman, Jr.      2005      206,809          0             0               0        17,502(g)(i)
   Exec. Vice President,     2004      236,353          0             0          15,900(e)     28,612
   Chief Financial           2003      224,383          0         2,463               0        25,356
   Officer, Treasurer
   & Secretary

Donald C. Walker             2005      151,276          0             0               0         6,016(h)(i)
   Exec. Vice President &    2004      153,185          0             0          15,900(e)     10,760
   Assistant Secretary       2003      144,122          0         1,368               0        10,304


     (a) The amounts shown in this column include sums the receipt of which were deferred pursuant to the Company's 401(k) Plan (the "401(k) Plan") or the Company's deferred compensation plan (the "Deferred Compensation Plan"). Not included in the table are payments made to the Named Executives in August 2005 (during the first quarter of fiscal year 2006) in connection with the Board's decision in early fiscal year 2006 to terminate the Deferred Compensation Plan as described below under "--Termination of Deferred Compensation Plan." Mr. Garrett, Mr. Hardman and Mr. Walker received $1,368,774, $325,411 and $91,858, of such payments respectively.

     (b) Amounts in this column are cash bonuses paid to reward performance. Bonuses are recorded in the above table in the fiscal year for which they were earned, though such bonuses may actually be paid in the following fiscal year.

     (c) All of the amounts in this column for fiscal year 2003 for Mr. Hardman and Mr. Walker and part of the amounts for Mr. Garrett were cash tax assistance paid by the Company in connection with the vesting of awards under the Company's Incentive Stock Award Plan adopted in 2000 (the "2000 Incentive Stock Award Plan") and were in each case approximately sufficient to pay the participant's federal and state income taxes attributable to both the vesting of the award and the related cash tax assistance payment itself. The tax assistance related to the vesting of these awards is earned, and recorded above, in the year the award vested though such amounts are actually paid in the following fiscal year. When an award vests, the recipient must pay a $.01 per share exercise price in order to receive the stock subject to the award and the related tax assistance. The amounts for Mr. Garrett in fiscal 2005, 2004 and 2003, respectively, also include $47,057, $51,179 and $41,046, respectively, of certain lodging, club dues, automobile transportation and food expenses paid by the Company that are reported as income for Mr. Garrett, and cash tax assistance related to these payment of $32,647, $38,993 and $36,914, respectively, related to those expenses. These expenses are primarily for lodging. The amounts shown for Mr. Hardman and Mr. Walker do not include any reimbursement by the Company or its subsidiaries for such expenses because the non-business personal benefit related to such payments for these Named Executives did not exceed the lesser of $50,000 or 10% of the Named Executive's total salary and bonus.

     (d) Includes $150,000 as the fourth, fifth or sixth of seven payments constituting a special bonus awarded in March 2000 for prior service and as an incentive to remain in the employment of the Company following the spin-offs of Delta Apparel, Inc. and Duck Head Apparel Company, Inc. in 2000. If Mr. Garrett remains in the service of the Company for the full payment period, the total special bonus will be $1,000,000.

     (e) Amounts in this column represent the cash value of restricted stock and cash awards made on December 17, 2003 under the Company's 2004 Stock Plan. Generally, 60% of each award consists of shares of the Company's common stock and 40% consists of cash measured by shares of "phantom stock." Mr. Garrett, Mr. Hardman and Mr. Walker were awarded 43,200, 6,000 and 6,000 shares of common stock, respectively, as the stock portion of their awards and 28,800, 4,000 and 4,000 shares of "phantom stock," respectively, for determining the amount of the cash portion of their awards. The amount of the cash portion of the award that vests on a vesting date is determined by multiplying the fair market value (as defined in the 2004 Stock Plan) of the Company's common stock on that vesting date by the number of shares of "phantom stock" vesting on that date. Provided that the applicable vesting conditions are satisfied, one third of each award vests at the end of each of the Company's fiscal years 2004, 2005 and 2006. Generally, half of the portion of the award eligible to vest at the end of a fiscal year will vest if the award recipient remains continuously employed by the Company or a subsidiary throughout that fiscal year in the same position the recipient occupied at the date of grant or in a position of comparable or superior responsibility and authority. The other half of the portion of the award eligible to vest at the end of a fiscal year will vest if both the service condition is met and the Company meets certain net income and return on asset targets for that fiscal year. The performance targets are scaled so that either all or certain percentages of the performance portion of the award can vest depending on which target levels are achieved. All amounts in the table are based on the closing price of the Company's common stock on the New York Stock Exchange on December 17, 2003 (the grant date of the awards). As of July 2, 2005, there were a total of 75,045 shares of restricted stock outstanding with an aggregate value of $48,779 and 35,297 shares of "phantom stock" cash awards outstanding with an aggregate value of $22,943 based on the closing bid price of $0.65 per share of the Company's common stock on the Nasdaq Over-the-Counter Bulletin Board (the "OTC-BB") on July 1, 2005, the last trading day of fiscal year 2005. Were the Company to pay dividends, dividends would be paid on shares included in unvested restricted stock awards; however, the Company does not currently expect to pay dividends during the term of the awards. The "service" portion of each award that was subject to vesting on July 2, 2005 vested; however, the "performance" portion of each award subject to vesting on that date failed to vest and was forfeited due to failure of the Company to achieve the net income and return on asset targets required for vesting. 7,200, 1,000 and 1,000 shares of stock granted to Messrs. Garrett, Hardman and Walker, respectively, vested on July 2, 2005, and they received cash awards of $3,120, $434, and $434, respectively, subsequent to that date.

     (f) The fiscal year 2005 amount represents $63,295earned on Mr. Garrett's deferred compensation at a rate in excess of 120% of the Federal mid-term rate.

     (g) The fiscal year 2005 amount represents $2,454 contributed by the Company to the 401(k) Plan for Mr. Hardman with respect to his compensation deferred under the 401(k) Plan, and $15,048 earned on Mr. Hardman's deferred compensation at a rate in excess of 120% of the Federal mid-term rate.

     (h) The fiscal year 2005 amount represents $1,768 contributed by the Company to the 401(k) Plan for Mr. Walker with respect to his compensation deferred under the 401(k) Plan and $4,248 earned on Mr. Walker's deferred compensation at a rate in excess of 120% of the Federal mid-term rate.

      (i) The 401(k) Plan allocation shown for the fiscal year was allocated to the participant's account during that fiscal year, although all or part of the allocation may have been determined in whole or in part on the basis of the participant's compensation during the prior fiscal year.

AGGREGATED  OPTION  EXERCISES  IN LAST  FISCAL YEAR AND FISCAL  YEAR-END  OPTION
VALUES

     The following table provides certain information respecting the fiscal year end value of any unexercised outstanding options. No named executive exercised any options in fiscal year 2005 issued under either the Company's Stock Option Plan adopted in 1990, as amended (the "Old Stock Option Plan"), or the Company's 2000 Stock Option Plan (the "2000 Stock Option Plan"). In addition, no named executive exercised any awards in fiscal year 2005 granted under the Company's 2000 Incentive Stock Award Plan.

                       AGGREGATED OPTION EXERCISES IN LAST
                  FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                              SHARES                      UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                             ACQUIRED       VALUE            OPTIONS AT FY-END                    AT FY-END
                            ON EXERCISE    REALIZED                 (#)                              ($)
                                                      -------------------------------- ---------------------------------
          NAME                  (#)          ($)       EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
-------------------------- -------------- ----------- --------------- ---------------- --------------- -----------------

William F. Garrett               0            0          168,750             0               0                0

William H. Hardman, Jr.          0            0           16,667             0               0                0

Donald C. Walker                 0            0           12,500             0               0                0


TERMINATION OF DEFERRED COMPENSATION PLAN

     On August 8, 2005, based on the recommendation of the Company's Compensation Committee, the Board (with Mr. Garrett and Mr. Danahy abstaining) authorized the termination of the Company's deferred compensation plan and the payout of all participant plan balances. Under the deferred compensation plan the Company's executive officers and certain senior and middle level management employees had been permitted to defer a portion of their compensation. Deferred compensation accounts were credited with interest and were distributable upon retirement, disability or employment termination. The deferred compensation plan was previously amended on January 16, 2004 to provide that each participant's deferred compensation account would be paid to the participant upon the earlier of the participant's termination of employment or in accordance with a schedule of payment that would pay approximately 40%, 30%, 20% and 10% of the participant's total pre-amendment account on February 15 of 2004, 2005, 2006 and 2007, respectively, conditioned on there being no default under the Delta Mills' 9.625% Senior Note Indenture or Delta Mills' revolving credit facility and on satisfying the fixed charge coverage ratio test as defined in the Senior Note Indenture. The Company did not make the February 15, 2005 distribution because the amendment's fixed charge coverage ratio test condition was not met. The Compensation Committee and the Board decided to completely terminate the deferred compensation plan in early fiscal 2006 as a measure to retain key employees who, in light of the general difficulties in the textile industry, have expressed a desire to diversify their retirement assets. Since fiscal year 2004, certain employees who voluntarily terminated their employment with the Company expressed that a primary reason for their departure was that the deferred compensation plan had not been earlier terminated, which early termination would have allowed them to receive their deferred compensation accounts without leaving the Company's employ. The Company conditioned termination of the deferred compensation plan with respect to any employee participant on the agreement of that participant to remain an employee for a specified period (eighteen months in the case of the executive officers and certain other employees) as described in the following paragraph. All employee participants entered into such agreements in August 2005 and received distributions of their account balances. A total of $2,788,453 was distributed to employee plan participants including $1,368,774, $325,411 and $91,858 to Mr. Garrett, Mr. Hardman and Mr. Walker, respectively. All non -employee participants in the plan (i.e., retirees and those terminated prior to the plan termination) received a total of $707,515.

EMPLOYMENT CONTRACTS AND SEVERANCE ARRANGEMENTS

     In connection with the termination of the Company's deferred compensation plan described in the preceding paragraph, in August 2005, each of Mr. Garrett, Mr. Hardman and Mr. Walker entered into a Termination of Deferred Compensation Arrangement (referred to below as a "plan termination agreement") pursuant to which they received distributions of their remaining account balances under the plan of $1,368,774, $325,411 and $91,858, respectively, and pursuant to which each of them generally agreed to remain employed by the Company in his current position for 18 months from the date of the plan termination agreement. If the employee terminates his employment without "good reason" (as defined in the plan termination agreement) or the Company terminates his employment for "cause" (as defined in the plan termination agreement), then the plan termination agreement provides that the employee may not compete with the Company or solicit or deal with customers of the Company for the balance of the 18 month period.

     In recognition of William F. Garrett's past service to the Company and in order to provide him with an additional incentive to remain with the Company, the Company's board in March 2000 authorized the payment to him of $100,000 in connection with the spin-offs of Delta Apparel, Inc. and Duck Head Apparel Company, Inc. and the payment to him of six additional annual payments of $150,000 each, with the first of these annual payments to be made in October 2000. Mr. Garrett will forfeit any of these payments remaining to be made in the event that he voluntarily leaves employment with the Company or such employment is terminated by the Company for cause. Any remaining amounts payable to him under the arrangement will be paid to him in the event of his death or disability or in the event there is a change of control of the Company and he does not remain with the Company.

     Unless otherwise provided by agreement, each of the Company's executive officers is eligible to participate in the Company's severance plan for full-time salaried employees. In the event a covered employee's employment terminates in specified circumstances, this plan provides that the employee will receive, subject to the terms and limitations in the plan, severance equal in amount to one week's base salary for each year of service credit, with a minimum of two weeks' base salary and a maximum of twice the employee's annual compensation during the calendar year immediately preceding termination of employment. Employees whose employment is terminated for cause are generally not eligible for severance payments, and no severance is payable under the plan in the event of a termination of employment because of the sale or transfer, in whole or in part, of the Company's business operations. Severance payments are not contingent on an employee's retirement, and upon the death of a former employee, severance benefits are payable to the former employee's beneficiaries.

DIRECTOR COMPENSATION

     The Company's compensation for directors who are not employees of the Company includes annual stock compensation, and cash fees for attending board and committee meetings. The Company does not pay directors who are also Company employees any compensation for their service as directors of the Company. During fiscal year 2005, the Company issued to each of its non-employee directors 9,437 shares of its common stock worth approximately $6,134 at the date of issuance. At the beginning of fiscal year 2005, the cash fees for meeting attendance were set at $3,067 per meeting for each of the four regular quarterly board meetings, $500 per meeting for each additional board meeting at which the director was present in person, $500 for each committee meeting attended in person ($750 for the committee chair), and $250 for each committee meeting or board meeting (other than the regular quarterly meetings) that the director participated in by telephone. All of these cash fees were cut by 50% beginning on January 1, 2005 so that the cash fees became $1,533 for quarterly board meetings, $250 for additional board meetings attended in person, $250 for committee meetings attended in person ($375 for committee chairs) and $125 for telephonic participation in committee meetings and board meetings other than regular quarterly meetings. In fiscal year 2006, the Company expects to pay its non-employee directors cash meeting fees at the rates in effect at the end of fiscal year 2005 and to issue shares of its common stock valued at $3,067 to each of non-employee director as their stock compensation.

     NOTWITHSTANDING ANY STATEMENT IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, INCORPORATING FUTURE OR PAST FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING PERFORMANCE GRAPH AND THE COMPENSATION COMMITTEE REPORT BELOW SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILING UNLESS THE INCORPORATION SPECIFICALLY LISTS THE FOLLOWING PERFORMANCE GRAPH OR COMPENSATION COMMITTEE REPORT.

                                PERFORMANCE GRAPH

     Set forth below is a line graph containing the yearly change in the cumulative total stockholder return, assuming dividend reinvestment, on the Company's common stock with the cumulative total return, assuming dividend reinvestment, on (1) the Standard & Poor's 500 Stock Index and (2) the Dow Jones US Clothing and Accessories Index.

                           [PERFORMANCE GRAPH OMITTED]


                                                              CUMULATIVE TOTAL RETURN
                                        ---------------------------------------------------------------------
                                          6/30/00     6/30/01     6/30/02     6/30/03     6/30/04    6/30/05

Delta Woodside Industries, Inc.            100.00       36.71       27.06       33.53       13.18       7.65
S&P 500                                    100.00       85.17       69.85       70.03       83.41      88.68
Dow Jones US Clothing                      100.00      145.68      155.20      141.84      186.14     207.34
       & Accessories Index

                      REPORT OF THE COMPENSATION COMMITTEE
                      AND THE COMPENSATION GRANTS COMMITTEE
                            OF THE BOARD OF DIRECTORS

     This  report of the  Compensation  Committee  and the  Compensation  Grants
Committee of the Company's board of directors (referred to in this report collectively as "we" and "us") sets forth our policies with regard to compensation of the Company's executive officers, including the relationship of corporate performance to executive compensation.

GENERAL

     In fiscal year 2005, we restructured the Company's management compensation in response to changes in the Company's strategic environment and the significant contraction of the Company's operations. The Company has significantly curtailed the scope and nature of its operations in response to overcapacity in the domestic market and increased foreign competition. As a result, we revised management compensation to levels appropriate for the Company's smaller size.

     In addition, we sought to provide effective incentives to management in the face of significant uncertainty about the Company's future business environment. Although we believe that management compensation should generally be commensurate with the size of the Company, we also believe that it is important to structure management compensation to retain and motivate valuable talent in tough times.

     BASE SALARY AND BONUS. In connection with the Company's 2005 realignment plan announced in October 2004, the Board, on our recommendation, adopted a Salary Adjustment and Incentive Plan. Beginning January 1, 2005, this plan reduced base salaries for employees with base salaries of $50,000 or more. The plan also provides for salary recovery payments to restore all or part of the salary reductions if the Company exceeds specified levels of EBITDA (earnings before interest, taxes, depreciation and amortization) during calendar years 2005 and 2006. The plan was recommended to us by management. We reduced base salaries starting in January 2005 as indicated in the following table:

                                                   PERCENT REDUCTION
            POSITION/BASE SALARY RANGE               IN BASE SALARY
            ------------------------------------ -----------------------

            CEO & CFO                                      25%
            Others Over $200,000                           15%
            Over $100,000 up to $200,000                   10%
            Over $50,000 up to $100,000                     5%*
            $50,000 and under                               0%

             * But not to a level below $50,000.

Under the plan, to the extent that the Company exceeds a specified EBITDA target for calendar year 2005, the Company will make a salary recovery payment in January 2006 to the affected employees on a dollar-for-dollar basis to the extent of such excess EBITDA up to the full amount of the salary reductions. The plan provides for similarly scaled salary restoration payments for calendar year 2006 except that payments will be measured and paid quarterly to the extent that the Company exceeds quarterly EBITDA targets.

     At the same time as the Company adopted this Salary Adjustment and Incentive Plan, we reduced non-employee director compensation by half.

     Upon the recommendation of management we also adopted a Fiscal Year 2005 Incentive Bonus Plan. This plan provided for the potential establishment of a cash bonus pool, the size of which would depend on the level of Delta Mills, Inc. EBITDA achieved during fiscal year 2005. Amounts in the cash bonus pool, if any, would be allocated among the Company's management employees in accordance with the plan. Payment of bonuses under the plan would be conditioned on there being no default or event of default, and on the bonus payments not creating any default or event of default, under Delta Mills, Inc.'s revolving credit agreement. No bonus payment was made under this plan because Delta Mills, Inc.'s EBITDA in fiscal year 2005 did not exceed the minimum level required to fund the bonus pool.

     DEFERRED COMPENSATION PLAN. The Company has long had a deferred compensation plan pursuant to which our executive officers and certain senior and middle level management employees were permitted to defer a portion of their compensation. Deferred compensation accounts were credited with interest and were distributable upon retirement, disability or employment termination. In light of the general difficulties in the textile industry, employee participants have in recent years been expressing a desire to diversify their retirement assets. In January 2004, the Board, on our recommendation, amended the plan to provide that each participant's deferred compensation account would be paid to the participant upon the earlier of the participant's termination of employment or in accordance with a schedule of payment that would pay approximately 40%, 30%, 20% and 10% of the participant's total pre-amendment account on February 15 of 2004, 2005, 2006 and 2007, respectively. The scheduled payments were conditioned on there being no default under Delta Mills, Inc.'s 9?% Senior Notes Indenture or Delta Mills, Inc.'s revolving credit facility and on satisfying the fixed charge coverage ratio test as defined in the Senior Notes Indenture. The Company made the February 2004 distribution. The Company did not make the February 2005 distribution because the amendment's fixed charge coverage ratio test condition was not satisfied.

     Since fiscal year 2004, some employees who voluntarily terminated their employment with the Company told management that a primary reason for their departure was that the Company had not earlier terminated the deferred compensation plan, which early termination would have allowed them to receive all of their deferred compensation accounts without leaving the Company. In order to retain key employees, in August 2005 (the first quarter of fiscal
2006), the Board on our recommendation determined to terminate the deferred compensation plan and pay out all participant plan balances on the condition that employee participants agree to stay with the Company for a specified period (eighteen months in the case of the executive officers and certain other employees). Employees who accept this arrangement but later terminate their employment without good reason will be subject to non-compete and non-solicitation provisions for the balance of the specified period, as described in more detail under the heading "Management Compensation -- Employment Contracts and Severance Arrangements." In August 2005, all employee participants entered into plan termination agreements, and the Company distributed a total of $2,788,453 to those participants. Non-employee participants (i.e., retirees and those terminated prior to the plan termination) received a total distribution of $707,515.

     STOCK-BASED COMPENSATION. We did not provide any new stock-based compensation in fiscal year 2005. Portions of awards granted in December 2003 under the Company's 2004 Stock Plan vested at the end of fiscal year 2005, and portions remain outstanding and subject to vesting at the end of fiscal year 2006. Generally, 60% of each such award consists of shares of the Company's common stock and 40% consists of cash measured by shares of "phantom stock." The amount of the cash portion of the award that vests on a vesting date is determined by multiplying the fair market value (as defined in the plan) of the Company's common stock on that vesting date by the number of shares of "phantom stock" vesting on that date. The awards provide that one third of each award vests at the end of each of fiscal years 2004, 2005 and 2006, provided that the applicable vesting conditions are satisfied. Generally, half of the portion of the award eligible to vest at the end of a fiscal year vests if the award recipient remains continuously employed by the Company throughout that fiscal year in the same or more responsible position. The other half of the portion of the award eligible to vest at the end of a fiscal year vests if the service condition is met and, in addition, the Company meets certain net income and return on asset targets for that fiscal year. The performance targets are scaled so that either all or certain percentages of the performance portion of the award can vest depending on which target levels are achieved. For the Company's executive officers, the service portion of each award that was eligible to vest at the end of fiscal year 2005 vested; however the performance portion did not because the Company failed to achieve minimum fiscal year 2005 targets for net income and return on assets. Management employees also hold outstanding options under the Company's Stock Option Plan adopted in 1990 and the Company's 2000 Stock Option Plan; however, all outstanding options, while fully-vested, are currently out-of-the-money.

CHIEF EXECUTIVE OFFICER COMPENSATION (MR. GARRETT)

     BASE SALARY. In accordance with the Salary Adjustment and Incentive Plan, Mr. Garrett's annual base salary was cut 25% starting in January 2005, but like other employees subject to the plan, he is eligible to receive restoration payments beginning in January 2006 as described above if the Company meets the plan's EBITDA targets.

     BONUS. As described in more detail under the heading "Management Compensation -- Employment Contracts and Severance Arrangements," in March 2000 the Board awarded Mr. Garrett a special bonus aggregating $1,000,000 to be paid in seven installments for prior service and as an incentive to remain in the employ of the Company following the June 2000 spin-offs of Delta Apparel, Inc.

and Duck Head Apparel Company, Inc. Mr. Garrett received $150,000 under this plan in fiscal year 2005. The final installment is payable in October 2005. No cash bonus was paid to Mr. Garrett for fiscal year 2005 other than the scheduled installment of this special bonus. Mr. Garrett was eligible for a bonus under the Company's Fiscal Year 2005 Incentive Bonus Plan described above; however, the Company did not achieve the minimum EBITDA targets, so no cash bonus was paid to Mr. Garrett under this plan.

     STOCK-BASED COMPENSATION. Mr. Garrett received an award in December 2003 under the 2004 Stock Plan described above. One third of the service portion of his award vested on July 2, 2005, and he received 7,200 shares of Common Stock and $3,120 in cash for a total value of $7,800 based on the closing bid price of $0.65 per share of the Company's common stock on the Nasdaq Over-the-Counter Bulletin Board (the "OTC-BB") on July 1, 2005, the last trading day of fiscal year 2005. The cash was actually paid in early fiscal year 2006.

     DEFERRED COMPENSATION PLAN TERMINATION DISTRIBUTION AND 401(K) PLAN MATCHING CONTRIBUTION. Mr. Garrett received no distribution from the deferred compensation plan in fiscal year 2005. $122,405 of interest accrued on Mr. Garrett's deferred compensation account balance in fiscal year 2005. In connection with the August 2005 termination of the deferred compensation plan described above, he entered into a plan termination agreement pursuant to which he agreed to remain employed by the Company for 18 months and received distribution of his entire $1,368,774 plan account balance.

     Until December 2004, the Company matched employee contributions to the Company's 401(k) plan. The Company ceased this matching program as part of its 2005 realignment plan. The amount of Company matching payments under the 401(k) plan were capped at an annual amount measured by calendar year payments. Mr. Garrett's matching payments for calendar year 2004 reached this cap prior to the beginning of fiscal year 2005 on July 4, 2004, so Mr. Garrett received no 401(k) plan matching payments from the Company during fiscal year 2005.

     PERQUISITES. The Company reimburses Mr. Garrett for lodging, club dues, automobile transportation and food expenses while he works in Manhattan, which we believe is important to his ability to effectively manage the Company's business. A portion of these payments is included in Mr. Garrett's W-2 compensation and disclosed in the summary compensation table under the heading "Management Compensation - Summary Compensation Table". The Company also pays Mr. Garrett cash tax assistance that is intended to equal his income tax liability on the combined value of the taxable reimbursements and the cash assistance. In fiscal year 2005, the total value of the taxable expense reimbursements (based on the incremental cost to the Company) and cash assistance was $79,703. The Company also paid for a physical examination for Mr. Garrett in fiscal year 2005 at a cost of $1,714.

     SEVERANCE PLAN. Mr. Garrett participates in the Company's severance plan for salaried employees described above under "Management Compensation -- Employment Contracts and Severance Arrangements" subject to the same terms and conditions as other salaried employees. Mr. Garrett has been employed by the Company or its predecessors since 1963, so he would receive 42 weeks of his base salary or $485,625 in the event he is entitled to receive severance payments under the plan in connection with the termination of his employment.

     TOTAL COMPENSATION PACKAGE. The Company has calculated that the value of the total compensation that Mr. Garrett received in fiscal year 2005 was as follows:

      Base Salary                                                      $566,562
      Bonus                                                            $150,000
      Vesting of 2004 Stock Plan Award                                   $7,800
      Above-Market  Interest on Deferred Comp Plan Account *            $63,295
      Taxable expense reimbursements (including tax assistance)         $81,417
      ------------------------------------------------------------ -------------
           Total                                                       $869,074

      * Defined as interest in excess of 120% of the federal mid-term rate.

     We believe that Mr. Garrett's total compensation package is reasonable. During fiscal year 2005, we commissioned a report on the compensation of chief executive officers of comparable companies from an independent management compensation consultant that we selected to assist us in determining whether Mr. Garrett's compensation package of salary, bonus and long-term incentives, after giving effect to the cuts under the Salary Adjustment and Incentive Plan, was appropriate following the contraction in the Company's operations pursuant to the 2005 realignment plan. A survey of general industry compensation data, adjusted to reflect market pay levels for companies with annual revenues comparable to the Company's, indicated that Mr. Garrett's base salary and bonus were around the median for the industry, whereas his long-term incentives were below the 25th percentile of market practices. The consultant also surveyed proxy statement disclosure of nine other textile companies selected by the consultant, and used regression analysis to predict what the compensation of the CEO of a company with revenues similar to Delta Woodside's would be if it followed the peer group practice. The analysis indicated that Mr. Garrett's actual total cash compensation was somewhat above the predicted median practice of the peer group, while his combined cash and long-term incentive compensation was somewhat below the predicted median peer group practice. While we make our own independent judgment of the appropriateness of management compensation and do not use "benchmarking" as a method of determining the amount or type of compensation we recommend for our management (and we did not ask the consultant to make recommendations regarding Mr. Garrett's compensation), we believe that the results of the analysis support the reasonableness of our determination of Mr. Garrett's total compensation package.

OTHER NAMED OFFICER COMPENSATION (MR. HARDMAN AND MR. WALKER)

     BASE SALARY. In accordance with the Salary Adjustment and Incentive Plan, Mr. Hardman's base salary was reduced by 25%, and Mr. Walker's salary was reduced by 15%, in each case starting in January 2005. Like other employees subject to the plan, each is eligible to receive restoration payments beginning in January 2006 as described above if the Company meets its EBITDA targets under the plan. In January 2005, the Board promoted Mr. Walker to the position of Executive Vice President of Operations, making him the principal operating officer of the Company. Consequently, we increased his salary to approximately its pre-cut level to compensate him for his increased responsibilities. He also remains eligible to receive salary restoration payments under the Salary Adjustment and Incentive Plan so that he would effectively receive a raise (to compensate him for his increased responsibilities) if Company performance triggers salary restoration payments under the plan.

     BONUS. Neither Mr. Hardman nor Mr. Walker received any bonus for fiscal year 2005. Mr. Hardman and Mr. Walker were eligible for bonuses under the Company's Fiscal Year 2005 Incentive Bonus Plan described above; however, the Company did not achieve the minimum EBITDA targets, so no cash bonus was paid to either Mr. Hardman or Mr. Walker under the plan.

     STOCK BASED COMPENSATION. Mr. Hardman and Mr. Walker each received an award in December 2003 under the 2004 Stock Plan described above. One third of the service portion of each award vested on July 2, 2005, and each of them then received 1,000 shares of Common Stock and $434 for a total value of $1,084 based on the closing bid price of $0.65 per share of the Company's common stock on the OTC-BB on July 1, 2005, the last trading day of fiscal year 2005. The cash was actually paid in early fiscal year 2006.

     DEFERRED COMPENSATION PLAN TERMINATION DISTRIBUTIONS AND 401(K) PLAN MATCHING PAYMENTS. Neither Mr. Hardman nor Mr. Walker received any distribution from the deferred compensation plan in fiscal year 2005. $29,100 and $8,215 of interest, respectively, accrued on Mr. Hardman's and Mr. Walker's deferred compensation account balances in fiscal year 2005. In connection with the August 2005 termination of the deferred compensation plan described above, each of them entered into a plan termination agreement pursuant to which each agreed to remain employed by the Company for 18 months and received distribution of his entire plan account balance of $325,411 and$91,858 respectively. Until December 2004, the Company matched employee contributions to the Company's 401(k) plan. The Company ceased this matching program as part of its 2005 realignment plan. In fiscal year 2005, the Company made the matching contributions for the benefit of Mr. Hardman and Mr. Walker that are shown in the table below.

     PERQUISITES. In fiscal year 2005, the Company paid $584 and $2,661 for physical exams for Mr. Hardman and Mr. Walker, respectively. Mr. Hardman and Mr. Walker received no other personal benefits that we believe constitute perquisites during fiscal year 2005.

     SEVERANCE PLAN. Mr. Hardman and Mr. Walker participate in the Company's severance plan for salaried employees described above under "Management Compensation -- Employment Contracts and Severance Arrangements" subject to the same terms and conditions as other salaried employees. Mr. Hardman has been employed by the Company or its predecessors since 1969, so he would receive 36 weeks of his base salary or $177,265 in the event he is entitled to receive severance payments under the plan in connection with the termination of his employment. Mr. Walker has been employed by the Company or its predecessors since 1966, so he would receive 39 weeks of his base salary or $160,000 in the event he is entitled to receive severance payments under the plan in connection with the termination of his employment.

     TOTAL COMPENSATION. The Company has calculated that Mr. Hardman and Mr. Walker received total compensation in fiscal year 2005 as shown below:

                                                                     MR. HARDMAN           MR. WALKER
                                                                ---------------------- --------------------
  Salary                                                                $206,809             $151,276
  Bonus                                                                       $0                   $0
  Vesting of 2004 Stock Plan Award                                        $1,084               $1,084
  Above-Market Interest on Deferred Comp Plan Account *                                        $4,248
                                                                         $15,048
  Company Contributions to 401(k) Plan                                    $2,454               $1,768
  Perquisites                                                               $584               $2,661
  ------------------------------------------------------------- ---------------------- --------------------
       Total                                                            $225,979             $161,037

     * Defined as interest in excess of 120% of the federal mid-term rate.

We believe that Mr. Hardman's and Mr. Walker's total compensation packages were reasonable.

              COMPENSATION COMMITTEE               COMPENSATION GRANTS COMMITTEE

              Buck A. Mickel, Chair                    Dr. Max Lennon, Chair
              Michael R. Harmon                        Michael R. Harmon
              Dr. Max Lennon
              C.C. Guy
              E. Erwin Maddrey, II


                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

     During fiscal 2005, the Compensation Committee of the Company's board of directors was comprised of C.C. Guy, Michael R. Harmon, Dr. Max Lennon, Buck A. Mickel (chair) and E. Erwin Maddrey, II, and the Compensation Grants Committee of the Company's board of directors was comprised of Michael R. Harmon and Dr. Max Lennon (chair).

     Buck A. Mickel was a Vice President of Old Delta Woodside or its predecessors from the founding of Old Delta Woodside's predecessors until November 1989, Secretary of Old Delta Woodside from November 1986 to March 1987, and Assistant Secretary of Old Delta Woodside from March 1987 to November 1988.
E. Erwin Maddrey, II was President and Chief Executive Officer of Old Delta Woodside or its predecessors from the founding of Old Delta Woodside's predecessors in 1984 until November 1989 and he served in these positions with Delta Woodside from November 1989 until June 2000. C.C. Guy served as Chairman of the Board of Old Delta Woodside or its predecessors from the founding of Old Delta Woodside's predecessors in 1984 until November 1989.

                           RELATED PARTY TRANSACTIONS

     The Company is not aware of any related party transactions not disclosed in this Proxy Statement that would be required to be disclosed under applicable rules of the SEC. Any transaction entered into between the Company and any officer, director, principal shareholder or any of their affiliates has been and will be on terms which the Company then believes comparable to those which would be available to the Company at such time from non-affiliated persons and will be in the future subject to the approval at the time of a majority of the Company's disinterested directors. Director J. Patrick Danahy is also the Vice President for Manufacturing of the Company's Delta Mills operation. In this capacity, he receives an annual base salary of $180,000 and participates in the Company's benefit plans available to all other salaried employees. His cash compensation in fiscal year 2005 was approximately $190,000. Additionally he participates in the Company's 2004 Stock Plan. Under this plan he vested in stock and cash of less than $1,000 for fiscal year 2005. He is not an executive officer of the Company.


     SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     There were no late  filings of reports  for fiscal  year 2005  pursuant  to
Section 16(a) of the Securities Exchange Act of 1934, as amended, except that David Palmer's Form 3 was filed late, each of C.C. Guy, Michael R. Harmon, Dr. Max Lennon, E. Erwin Maddrey II and Buck A. Mickel filed one Form 4 late with respect to one transaction and J. Patrick Danahy filed one Form 5 late with respect to one transaction. To the Company's knowledge, Bettis C. Rainsford, the beneficial owner of more than 10% of the Company's outstanding common stock as of the latest information available to the Company, has neither filed a Form 5 with respect to fiscal year 2005 nor certified to the Company in writing that no such Form 5 is required to be filed.

                                     ITEM 2
                         RATIFICATION OF APPOINTMENT OF
                        KPMG LLP AS INDEPENDENT AUDITORS

APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee of the board of directors has appointed KPMG LLP as independent auditors for the Company and its subsidiaries to audit its consolidated financial statements for the year ending July 1, 2006. KPMG LLP currently serves the Company and its subsidiaries as independent auditors and from time to time advises the Company on tax and other matters. Representatives of KPMG LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

AUDIT FEES

     The table below and the accompanying footnotes set forth the fees paid by the Company to its independent auditors KPMG, LLP for the periods and in the categories indicated.

AUDIT FEES AND SERVICES                        FISCAL 2005               FISCAL 2004

Audit Fees                                        $172,000                  $174,700
Audit Related Fees                                   9,500  (1)                9,000  (1)
Tax Fees                                                 0                    36,800  (2)
All Other Fees                                           0                         0
                                          -----------------          ----------------
TOTAL FEES FOR ALL SERVICES                       $181,500                  $220,500
                                          =================          ================


     (1) Audit related fees for both fiscal years 2005 and 2004 consisted of fees for employee benefit plan audits and responses to inquiries that arise in the normal course of business related to accounting and auditing pronouncements and SEC rules and regulations.

     (2) Tax fees for fiscal year 2004 consisted of fees for preparation of returns and estimates, responding to miscellaneous state notices, research of tax matters, and preparation of prior year amended returns.

     All audit related services, tax services and other services were approved by the Audit Committee prior to the performance of such services. The Audit Committee concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. The Audit Committee's Audit Policies provide for approval of all audit, audit-related and tax services prior to the provision of such services and, in addition, individual engagements must be separately approved. These policies, however, authorize the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
       VOTE TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS.


                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the board of directors was not aware that any business not described above would be presented for consideration at the Annual Meeting. If any other business properly comes before the meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting them.

     NOTWITHSTANDING ANY STATEMENT IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, INCORPORATING FUTURE OR PAST FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE AUDIT COMMITTEE REPORT BELOW SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILING, UNLESS SUCH REPORT IS SPECIFICALLY LISTED IN THE INCORPORATION BY REFERENCE.

     The Audit Committee is responsible for the duties set forth in its charter (which was attached as Appendix A to the Company's Proxy Statement for its 2004 Annual Meeting and which is available on the Company's web site at www.deltawoodside.com) but is not responsible for either the preparation or the auditing of the financial statements. The Company's management has the responsibility for preparing the financial statements and implementing internal controls, and the Company's independent accountants have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls. The review of the financial statements by the Audit Committee is not the equivalent of an audit.

                          REPORT OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

     Our board of directors adopted a revised Audit Committee Charter on July 26, 2004, a copy of which is included as Appendix A to the Company's Proxy Statement for its 2004 Annual Meeting and which is available on the Company's web site at www.deltawoodside.com. Our board has determined that all members of the Audit Committee are independent as defined in AMEX Rule 121A, Section 10A of the Exchange Act and Rule 10A-3(b)(1) promulgated thereunder.

     The  Audit   Committee  has  reviewed  and  discussed  with  the  Company's
management  and  the  Company's   independent  auditors  the  audited  financial
statements of the Company contained in the Company's fiscal year 2005 Annual Report. The Audit Committee has also discussed with the Company's independent auditors the matters required to be discussed pursuant to SAS 61 (Codification of Statements on Auditing Standards, AU ss. 380). The Audit Committee has received the written disclosures and the letter from the Company's independent accountants required by Independence Standards board Standard No. 1 (titled, "Independence Discussions with Audit Committees") and has discussed with the Company's independent auditors such independent auditors' independence.

     Based on the review and discussions described in the immediately preceding paragraph, the Audit Committee recommended to the board of directors that the audited financial statements included in the Company's fiscal year 2005 Annual Report be included in that report, which is incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended July 2, 2005, filed with the U.S. Securities and Exchange Commission.

                                 AUDIT COMMITTEE

       C. C. Guy, Chair         Michael R. Harmon            Dr. Max Lennon


                              FINANCIAL INFORMATION

     THE COMPANY'S FISCAL YEAR 2005 ANNUAL REPORT IS BEING MAILED TO SHAREHOLDERS ON OR ABOUT OCTOBER 12, 2005. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY SHAREHOLDER OF RECORD AS OF SEPTEMBER 14, 2005, AND TO EACH PERSON TO WHOM THIS PROXY STATEMENT IS DELIVERED IN CONNECTION WITH THE ANNUAL MEETING OF SHAREHOLDERS, UPON WRITTEN REQUEST OF SUCH SHAREHOLDER OR PERSON, A COPY OF SUCH FISCAL YEAR 2005 ANNUAL REPORT OR THE COMPANY'S FISCAL YEAR 2005 ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE DIRECTED TO DELTA WOODSIDE INDUSTRIES, INC., 700 NORTH WOODS DRIVE, FOUNTAIN INN, SOUTH CAROLINA 29644, ATTENTION: WILLIAM H. HARDMAN, JR., VICE PRESIDENT, TREASURER AND SECRETARY.

                             SOLICITATION OF PROXIES

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, proxies may be solicited by directors, officers and other regular employees of the Company by telephone, telecopy or personal interview for no additional compensation. The Company or its agent will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of the stock held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses. The Company has engaged Georgeson Shareholder to assist in these contacts with brokerage houses, custodians, nominees and fiduciaries for an estimated fee of $6,000 plus reasonable out-of-pocket expenses.


                          PROPOSALS OF SECURITY HOLDERS

     Any shareholder of the Company who desires to present a proposal at the 2006 Annual Meeting of Shareholders for inclusion in the Company's proxy statement and form of proxy relating to that meeting must submit such proposal to the Company at its principal executive offices on or before June 12, 2006. Pursuant to the requirements of the Company's bylaws, if a shareholder of the Company desires to present a proposal at the 2006 Annual Meeting of Shareholders that will not be included in the Company's proxy statement and form of proxy relating to that meeting, such proposal must be submitted to the Company at its principal executive offices no later than July 4, 2006 for the proposal to be considered timely.

     The above Notice and Proxy Statement are sent by order of the board of directors.


                                        William H. Hardman, Jr., Secretary

Greenville, South Carolina
October  11, 2005

                                                                      APPENDIX A


                        DELTA WOODSIDE INDUSTRIES, INC.





                 PLEASE SIGN PROXY CARD ON REVERSE SIDE, DETACH
                  AND RETURN IN ENCLOSED POSTAGE-PAID ENVELOPE

 --------------------------- FOLD AND DETACH HERE -----------------------------

                                      PROXY

                         DELTA WOODSIDE INDUSTRIES, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                NOVEMBER 1, 2005

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         DELTA WOODSIDE INDUSTRIES, INC.

         The undersigned shareholder of Delta Woodside Industries, Inc. (the "Company"), as a shareholder of record as of the close of business on September 14, 2005, revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders to be held November 1, 2005 and the Proxy
Statement, each dated October 11, 2005, and appoints William F. Garrett, President and Chief Executive Officer, W.H. Hardman, Jr., Executive Vice President, Chief Financial Officer, Treasurer and Secretary, Donald C. Walker, Executive Vice President of Operations and Assistant Secretary, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held at the Poinsett Club, 807 East Washington Street, Greenville, SC 29601, on Tuesday, November 1, 2005 at 10 a.m. (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present at the Annual Meeting. The shares represented by this Proxy shall be voted in the manner set forth below:

1.        Election of Directors

          |_| FOR all nominees listed below                            |_|  WITHOLD authority to vote
              (except as marked to the contrary below).                     for all nominees listed below.

              Messrs. J.P. Danahy, W.F. Garrett, C.C. Guy, M. Harmon, M. Lennon, E.E. Maddrey, II, B.A. Mickel

          (INSTRUCTION: To withhold authority to vote for an individual nominee, write that nominee's name in the space provided below).

--------------------------------------------------------------------------------

2. Proposal to ratify the selection of KPMG LLP as the independent auditors of Delta Woodside Industries, Inc. for fiscal year 2006.

                  |_|  FOR           |_| AGAINST               |_| ABSTAIN

3. AT THEIR DISCRETION, TO ACT UPON ALL MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

                                     (OVER)

     ----------------------- FOLD AND DETACH HERE -------------------------

         The Board of Directors recommends a vote FOR all of the nominees for director listed in item number 1 on the reverse side of this Proxy and a vote IN FAVOR OF proposal number 2 on the reverse side of this Proxy.

         This Proxy, when properly executed, will be voted as specified above by the undersigned shareholder. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE
DEEMED TO GRANT AUTHORITY TO VOTE, AND WILL BE VOTED, FOR ELECTION OF THE NOMINEES FOR DIRECTOR LISTED IN ITEM 1 ON THE REVERSE SIDE OF THIS PROXY AND FOR APPROVAL OF PROPOSAL NUMBER 2 ON THE REVERSE SIDE OF THIS PROXY.

                         DELTA WOODSIDE INDUSTRIES, INC.
                                      PROXY


                    PLEASE SIGN AND DATE PROXY BELOW, DETACH
                         AND RETURN IN SUPPLIED ENVELOPE



                                 PLEASE PRINT THE NAME(S) APPEARING ON EACH
                                 SHARE CERTIFICATE(S) OVER WHICH YOU HAVE VOTING
                                 AUTHORITY:


                                 --------------------------------------------


                                 ------------------------------(if held jointly)
                                  (Print name(s) on certificate)


                                 PLEASE SIGN YOUR NAME:

                                 ---------------------------------------------
                                  Signature (title, if any)

                                 ---------------------------------------------
                                  Additional Signature (if held jointly)

                                  Date: ________________________________________


(JOINT OWNERS SHOULD EACH SIGN. PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEARS ON THE ENVELOPE IN WHICH THIS CARD WAS MAILED. WHEN SIGNING AS ATTORNEY, TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN OR CORPORATE OFFICER, PLEASE SIGN UNDER FULL TITLE, CORPORATE OR ENTITY NAME.)